FOR IMMEDIATE RELEASE:                     CONTACT:

VALHI, INC.                                Steven L. Watson
Three Lincoln Centre                       Vice President and Secretary
5430 LBJ Freeway, Suite 1700               (214)  450-4216
Dallas, Texas   75240-2697
(214)  233-1700






                        VALHI DECLARES QUARTERLY DIVIDEND


        DALLAS, TEXAS . . . November 10, 1994 . . . Valhi, Inc. announced today that its Board of Directors has declared a regular quarterly dividend of two cents ($.02) per share on its common stock, payable December 30, 1994, to stockholders of record at the close of business December 15, 1994.

        Valhi, Inc., headquartered in Dallas, Texas, is engaged in the refined sugar, forest products, fast food and hardware products industries as well as the chemicals and titanium metals industries through its equity interests in NL Industries, Inc. and Tremont Corporation. Valhi's common stock is traded on the New York and Pacific Stock Exchanges under the symbol "VHI".


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